Exhibit 10.14

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT to that certain Employment Agreement by and between CHOICEPOINT INC. (“ChoicePoint”) and CAROL A. DIBATTISTE (the “Executive”), dated as of April 25, 2005 (the “Agreement”), is made and entered into by ChoicePoint and Executive as of the 31st day of January, 2008, in consideration of the mutual promises contained herein and the respective benefits to the parties, the receipt and sufficiency of which is hereby acknowledged.

The Agreement is amended as follows:

1.

Subparagraph (a) of Section 4 of the Agreement is hereby amended by deleting the date “April 24, 2008” therefrom and replacing it with the date “April 24, 2009.”

2.

The remaining provision of the Agreement are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed this Amendment the day and year first above referenced.

CHOICEPOINT INC.

By:	/s/ Steven W. Surbaugh
Chief Administrative Officer

/s/ Carol A. DiBattiste
Carol A. DiBattiste